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                                                                     Exhibit 1



                               3,000,000 Shares

                               KOPIN CORPORATION

                                 Common Stock


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                            November 14, 2001


Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
 New York, N.Y. 10010-3629

Dear Sirs:

  1. Introductory. Kopin Corporation, a Delaware corporation ("COMPANY"), proposes to issue and sell 3,000,000 shares ("FIRM SECURITIES") of its Common Stock ("SECURITIES") to Credit Suisse First Boston Corporation (the "UNDERWRITER"). The Firm Securities are herein called the "OFFERED SECURITIES". The Company hereby agrees with the Underwriter as follows:

  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

       (a) A registration statement (No. 333-72956), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

       (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter, if any, specifically for use therein.

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       (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole ("MATERIAL ADVERSE EFFECT").

       (d) Each majority owned subsidiary of the Company (each a "SUBSIDIARY" and collectively the "SUBSIDIARIES") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; the jurisdictions set forth as an exhibit to the opinion of Bingham Dana LLP pursuant to Section 6(d)(i) hereof are the only jurisdictions in which the Company and the U.S. Subsidiaries (as defined herein) maintain an office or lease property; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

       (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

       (f) Except as described in the Prospectus, there are no outstanding
     (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, other than pursuant to stock option plans in effect on the date hereof, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

       (g) Neither the Company nor any such Subsidiary owns any material amount of shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus.

       (h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

       (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than as have been waived with respect to the transactions contemplated by this Agreement) granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person

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     or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

       (j) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market subject to notice of issuance.

       (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required by the Nasdaq National Market or under state securities laws.

       (l) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by-laws of the Company or any such Subsidiary.

       (m) This Agreement has been duly authorized, executed and delivered by the Company.

       (n) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

       (o) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

       (p) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

       (q) Except as disclosed in the Prospectus, the Company and each of its Subsidiaries have the right to use, or can acquire on reasonable terms, all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms, and underlying data, approvals and governmental authorizations now used in, or which are necessary for fulfillment of, their respective obligations or the conduct of their respective businesses as now conducted or proposed to be conducted as described in the Prospectus; except as discussed in the Prospectus, the expiration of any trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights or licenses would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is infringing any trademark, trade

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     name rights, patent rights relating to patents that have issued, mask works, copyrights, licenses, trade secrets, servicemarks or other similar rights of others, and there is no claim being made against the Company or any of its Subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement or assertion of intellectual property rights which, if decided adversely to the Company, would reasonably be expected to have a Material Adverse Effect. With respect to the Company's patent portfolio (including those under license from the Massachusetts Institute of Technology ("MIT")), all requisite maintenance fees have been paid in the United States and foreign jurisdictions and no patent or patent application has lapsed for failure to pay such fees. The licenses received by the Company from MIT, including but not limited to those licenses granted in 1985 and 1995, are in full force and effect and the Company is not in breach, violation or default of any of the terms and provisions thereof. The Company has agreements in place with such employees, consultants or other persons or parties engaged by the Company or any Subsidiary sufficient to enable the Company and any Subsidiary to fulfill their contractual obligations and to conduct their respective businesses as now conducted as described in the Prospectus and providing for the assignment to the Company of all intellectual property rights in the work performed and the protection of the trade secrets and confidential information of the Company, each of its Subsidiaries and of third parties.

       (r) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), and the Company and each of its Subsidiaries have received all permits, licenses or other approvals required of them under applicable environmental laws and the Company and each Subsidiary is in compliance with all terms and conditions of any such permits, licenses or other approvals except where failure to receive such permits, licenses or approvals or failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

       (s) Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body of any court, domestic or foreign, relating to occupational safety and health and the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations to conduct their respective businesses except for any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and the Company and each such Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (t) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

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       (u) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis.

       (v) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (w) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (x) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Subsidiary's capital stock, repaying to the Company any loans or advances to such Subsidiary from the Company or transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, in each case except as described in or contemplated by the Prospectus or prohibited by applicable law.

       (y) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

       (z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

       (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended,

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     including the regulations and published interpretations thereunder (the
     "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

       (bb) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound.

       (cc) Subsequent to the date as of which information is given in the Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, other than as described in or contemplated by the Prospectus.

       (dd) Except as disclosed in the Prospectus, no receiver or liquidator (or similar person) has been appointed in respect of the Company or any Subsidiary of the Company or in respect of any part of the assets of the Company or any Subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or to the Company's knowledge presented for the winding up of the Company or any Subsidiary of the Company or for the protection of the Company or any such Subsidiary from its creditors; and the Company has not, and no Subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

       (ee) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act.

       (ff)  The Company is subject to Section 13 or 15(d) under the Exchange
     Act.

       (gg) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries included in the Prospectus, are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

       (hh) The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company has filed in a timely manner all reports and other information required to be filed with the Commission pursuant to the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the date of the Registration Statement (or during such

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     shorter period of time that the Company has been subject to the reporting requirements of the Exchange Act).

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $13.20 per share, 3,000,000 shares of Firm Securities.

     The Company will deliver the Firm Securities to the Underwriter for its account at the office of Bingham Dana LLP, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter at the office of Bingham Dana LLP, at 10:00A.M., New York time, on November 19, 2001, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the office of Boston Equiserve, L.P. at least 24 hours prior to the Closing Date.

     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

       (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

       (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

       (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

       (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least
     12 months beginning after the later of (i) the effective date of the Registration Statement,

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     (ii) the effective date of the most recent post-effective amendment to the
     Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

       (e) The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

       (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

       (g) During the period of five years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.

       (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

       (i) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its securities or securities convertible into or exchangeable or exercisable for any shares of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except (i) issuances of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, or issuances of securities pursuant to the exercise of such options or issuances described in or contemplated by the Company's public filings made in accordance with the Securities Exchange Act of 1934, or (iii) issuances of common stock pursuant to any current agreement, arrangement or understanding of which the Underwriter is aware with respect to the issuance of no more than an aggregate of 888,888 shares of common stock.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriter to purchase and pay for the Firm Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

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       (a)  On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) In their opinion the financial statements and any schedules and any summary of earnings examined by them included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, included in the Registration Statement;

            (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

               (B) if any unaudited "capsule" information is contained in the
            Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

               (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

        (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq National Market or the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

        (d) The Underwriter shall have received an opinion, dated such Closing Date, of Bingham Dana LLP, counsel for the Company, to the effect that:

             (i) Each of the Company and each of VS Corporation, a Delaware corporation, Kopin Optical, a Maryland corporation, Koptron U.S.A. Corporation, a Delaware corporation, Kopin Display Corporation, a Delaware corporation, Kopin Trust Securities Corp., a Delaware corporation, and Kopin Securities Corporation, a Massachusetts corporation (each of the foregoing, other than the Company, being all of the Subsidiaries incorporated within the United States and being referred to herein as the "U.S. SUBSIDIARIES") (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and in good standing as a foreign corporation in those jurisdictions set forth as an exhibit to the opinion, and (C) with respect to the Company and each U.S. Subsidiary that is incorporated in Massachusetts or Delaware, has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (ii) The Company owns of record one hundred percent (100%) of the outstanding shares of capital stock of the U.S. Subsidiaries, all such shares have been duly authorized and validly issued, and, assuming payment therefor in accordance with the resolutions authorizing such issuances, are fully paid and non-assessable; to the best of such counsel's knowledge, such shares were not issued in violation of any statutory preemptive or similar right under the charter or by-laws of any of the U.S. Subsidiaries;

             (iii) The Offered Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; the outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and, assuming payment therefor in accordance with the resolutions authorizing such issuances and in accordance with the terms of any applicable option or warrant, are fully paid and nonassessable, conform to the description thereof contained in the Prospectus and none of such shares were issued in violation of any statutory preemptive or, to the best of such counsel's knowledge, other similar rights; the Offered Securities will not be subject to any preemptive or similar rights under applicable law, the Company's charter or by-laws or, to the best of such counsel's knowledge, any other agreement or instrument to which the Company is a party or by which the Company is bound;

             (iv) The Company is not and, immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

             (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except (i) such as have been obtained and made under the Act,
          (ii) such as may be required under state securities laws, and (iii) such as may be required by the Nasdaq National Market or the by-laws and rules of the National Association of Securities Dealers in connection with the purchase and distribution of the Offered Securities;

             (vi) To such counsel's knowledge, except as set forth in the Prospectus and the Registration Statement, there are no pending or threatened actions, suits or proceedings to which the Company or its U.S. Subsidiaries is a party that would be required to be disclosed by the Company therein;

             (vii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not (A) violate the charter or by-laws of the Company or any of the U.S. Subsidiaries, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the U.S. Subsidiaries is a party or by which the Company or any of the U.S. Subsidiaries is bound and which is filed as an exhibit to any of the Exchange Act reports filed by the Company pursuant to the Securities Exchange Act of 1934, or (C) result in a breach or violation of any of the terms or constitute a default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the U.S. Subsidiaries;

             (viii) This Agreement has been duly authorized, executed and delivered by the Company;

             (ix) Except as disclosed in the Prospectus, to the best of such counsel's knowledge, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement (other than such rights which have been waived, assuming the due authority and execution of the person or entity granting such waiver, or such rights that have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement);

             (x) To such counsel's knowledge, each of the documents incorporated by reference into the Registration Statement as of its effective date, and the Prospectus as of its date (in each case as of the filing with the Commission of such document, and as such document has been amended, and in each case other than the financial statements, the notes thereto and the related schedules and accounting information and other financial and statistical data included therein as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, provided, however, that such opinion as to compliance with form is based solely on the statements contained in the applicable document so incorporated and, for the purpose of clarification, no opinion is given as to the accuracy, completeness or fairness of such statements;

             (xi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the Rule 424(b) and within the time period required by Rule 424(b), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and

            (xii) The Registration Statement, as of its effective date, and the Prospectus, as of the date of this Agreement (in each case other than financial statements, the notes thereto and the related schedules and accounting information and other financial and related statistical data included therein as to which such counsel need not express an opinion), and any amendment or supplement thereto, as of its date, excluding in each case the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has not made any independent investigation thereof, considered in the light of such counsel's understanding of applicable law and the experience such counsel has gained through its practice thereunder, such counsel shall advise you that no facts have come to its attention which have caused such counsel to believe that the Registration Statement at the time it became effective (except for financial statements, schedules and other financial information or related statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, schedules thereto and other financial information or related statistical data included or incorporated by reference therein, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Underwriter shall have received an opinion, dated such Closing Date, of Hamilton Brook Smith & Reynolds, PC, patent counsel for the Company, that:

                 (i) The statements in the Registration Statement and the
            Prospectus under the captions "Risk Factors - We may not be successful in protecting our intellectual property and proprietary rights" and "Risk Factors - Our products could infringe on the intellectual property rights of others", and in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the caption "Business - Patents, Proprietary Rights and Licenses," insofar as such statements constitute summaries of matters of law, are accurate and complete statements or summaries of the matters set forth therein;

                 (ii) To such counsel's knowledge, the Prospectus does not
            contain any untrue statements of a material fact with respect to the patent position of the Company, or omit to state any material fact relating to the patent position of the Company required to be stated therein or which is necessary to make the statements therein not misleading;

                 (iii) The Company has clear title to the United States patents and patent applications mentioned in the Prospectus as being owned by the Company (collectively, the "PATENTS"). Such counsel has no knowledge of any facts that the Company lacks, or will be unable to obtain, any rights or licenses to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus. To such counsel's knowledge, there are no facts which would form a basis for any patents within the Patents being held invalid or non-enforceable;

                 (iv) The Company has obtained licenses from the Massachusetts Institute of Technology under certain United States Patents and patent applications mentioned in the Prospectus (the "LICENSED PATENTS"). To such counsel's knowledge, there are no facts which would form a basis for any of the patents within the Licensed Patents being held invalid or non-enforceable or for any patents or patent applications necessary to the conduct of the Company's business as now proposed to be conducted by the Company as described in the Prospectus having lapsed for failure to pay required fees;

                 (v) To such counsel's knowledge, the contractual obligations of the Company described in the Prospectus have not and will not adversely affect the proprietary rights of the Company, except under circumstances of misappropriation by third parties. To such counsel's knowledge, except as disclosed in the Prospectus, the Company has obtained all material licenses required for the conduct of its business, and such licenses are in full force and effect and the Company in all respects is complying therewith. To such counsel's knowledge, except as and to the extent set forth in the Prospectus, neither the Company nor any of its Subsidiaries is under any obligation to pay to any third party, royalties or fees of any kind by the terms of contracts with respect to any patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights or other information (collectively, "INTELLECTUAL PROPERTY");

                 (vi) There are no legal or governmental proceedings pending (other than regarding patent and trademark applications pending) relating to Intellectual Property owned or used by the Company; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others. There are no legal or governmental proceedings pending or, to such counsel's knowledge, any accusation, threat or suggestion by a third party of infringement by the Company of any Intellectual Property of such third party, except as described in the Prospectus. There are no pending or, to such counsel's knowledge, threatened governmental proceedings, in the United States or any other jurisdiction, including but not limited to reexaminations and oppositions, which could affect the validity or enforceability of any Intellectual Property of the Company;

                 (vii) Such counsel has paid maintenance and other fees required to maintain the enforceability of U.S. patents owned by the Company which are licensed or sublicensed to any third party; and

                 (viii) Such counsel has paid maintenance and other fees required to maintain the enforceability of U.S. and foreign patents owned by the Company as described in the Offering Circular; and, such counsel has paid maintenance and other fees required to maintain the pendency of U.S. and foreign applications owned by the Company as described in the Prospectus.

        (f) The Underwriter shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (g) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (h) The Underwriter shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection
     (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

        (i) On or prior to the date of this Agreement, the Underwriter shall have received lockup letters from each of the executive officers and directors of the Company.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

  7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by the Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to the Underwriter.

  (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing under the caption "Underwriting" and the information contained in the last two paragraphs under the caption "Underwriting."

  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii), (iv), (v), (vi) or
(vii) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

  9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Kopin Corporation, 695 Myles Standish Blvd., Taunton, MA 02780, Attention: President; provided, however, that any notice to the Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

  10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

  11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

  12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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

If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                Very truly yours,

                                Kopin corporation

                                By: /s/ Richard A. Sneider
                                    -----------------------
                                    Name: Richard A. Sneider
                                    Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


  Credit Suisse First Boston Corporation


  By: /s/ Michael A. Feder
      --------------------
  Name: Michael A. Feder
  Title: Managing Director

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